KENNE RUAN, CPA

t 40 HEMLOCK HOLLOW ROAD t WOODBRIDGE t CONNECTICUT 06525t

t TELEPHONE (203) 824-0441 t FAX (203) 413-6486

t E-MAIL kruancpa@gmail.com t

June 1, 2018

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form 10/A1 of our report dated April 12, 2018, relating to the financial statements of Baja Custom Design, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Kenne Ruan,  CPA

____________________________

     Kenne Ruan, CPA

     Woodbridge, CT 06525

Registered with the Public Company Accounting Oversight Board